UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2005

Regal Entertainment Group

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On July 28, 2005, Regal announced its financial results for its first second quarter ended June 30, 2005. A copy of the earnings release is furnished to the United States Securities and Exchange Commission (the “Commission”) with this current report on Form 8-K as Exhibit 99.1. The earnings release contains certain non-GAAP financial measures for the periods set forth therein, including adjusted earnings per diluted share, which is earnings per diluted share excluding loss on debt extinguishment, restructuring expenses and amortization of deferred stock compensation and joint venture employee compensation (net of related tax effect). The most directly comparable GAAP financial measure to this non-GAAP financial measure is diluted earnings per share, which is set forth in the earnings release and below for the relevant periods set forth in the earnings release:

	Quarter Ended
	June 30, 2005	July 1, 2004
Diluted earnings per share	$0.17	$0.05

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the earnings release.

Regal is also furnishing to the Commission as Exhibit 99.2 to this current report on Form 8-K certain other financial information for its last four completed fiscal quarters, including reconciliations to the most directly comparable GAAP financial measures of the non-GAAP financial measures included therein.

Item 8.01   Other Events.

On July 28, 2005, Regal’s board of directors declared a cash dividend in the amount of $0.30 per share of Class A and Class B common stock, payable on September 16, 2005 to the Class A and Class B common stockholders of record on September 8, 2005.

Item 9.01   Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired.

N/A

(b)                                 Pro forma financial information.

N/A

(c)                                  Exhibits.

Exhibit No.	Exhibit Description
99.1	Earnings release dated July 28, 2005 furnished pursuant to Item 2.02
99.2	Reconciliations of Non-GAAP Financial Measures furnished pursuant to Item 2.02

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: July 28, 2005	By:	/s/ Amy E. Miles
Name: Amy E. Miles
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Earnings release dated July 28, 2005 furnished pursuant to Item 2.02
99.2	Reconciliations of Non-GAAP Financial Measures furnished pursuant to Item 2.02